EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Annual Report on Form 10-KSB of Baron Capital Properties, L.P. of our report dated February 14, 2002 relating to the consolidated financial statements of Baron Capital Properties, L.P. as of December 31, 2001 and for each of the two years in the period then ended, appearing in such Annual Report.

                                                       RACHLIN COHEN & HOLTZ LLP

Miami, Florida
March 29, 2002